Exhibit 99.1

28405 Van Dyke Avenue Warren, Michigan 48093 www.AssetAcceptance.com

Contact:

Mary Arraf

586-983-7087 / marraf@assetacceptance.com

Asset Acceptance Capital Corp. Reports First Quarter 2012 Results

Earnings per fully diluted share increase to $0.18 from $0.04 in the prior year period; record quarterly cash collections

Warren, Mich., April 26, 2012 – Asset Acceptance Capital Corp. (NASDAQ: AACC), a leading purchaser and collector of charged-off consumer debt, today reported results for the quarter ended March 31, 2012.

First Quarter 2012 Financial Highlights

Cash collections for the first quarter of 2012 increased 10.8% compared to the prior year period to $101.1 million, the highest quarterly collections in the Company’s history.

First quarter revenues were $61.8 million, an increase of 22.7% from the same period of the prior year. The Company reported net impairment reversals, which increased revenues for the quarter, of $4.5 million versus net impairments of $1.1 million in the prior year period.

Rion Needs, President and CEO of Asset Acceptance Capital Corp, commented, “Our first quarter performance built upon the momentum we saw during 2011. We continue to see improving trends in our business and our underlying performance metrics,” Mr. Needs continued, “While industry dynamics remain challenging, we are pleased with our start to 2012 and believe we are well positioned for continued operational improvements and growth.”

Operating expenses were $48.3 million representing an increase of $2.4 million or 5.3% from the prior year. However, operating expenses as a percentage of collections were 47.8%, reflecting an improvement of 250 basis points when compared to the year earlier period.

The Company reported net income of $5.4 million, or $0.18 per fully diluted share, during the first quarter of 2012, compared to net income of $1.1 million, or $0.04 per fully diluted share, in the first quarter of 2011.

Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Adjusted EBITDA”) was $54.7 million, a 16.0% increase from $47.2 million in the first quarter of 2011.

During the first quarter of 2012, the Company invested $21.2 million to purchase charged-off consumer debt portfolios with a face value of $804.4 million, for a blended rate of 2.63%. This compares to the prior-year first quarter, when the Company invested $46.3 million to purchase consumer debt portfolios with a face value of $1,226.3 million, representing a blended rate of 3.78% of face value. All purchase data is adjusted for buybacks.

Please refer to Supplemental Financial Data beginning on page four for additional information about the Company’s financial results for the three months ended March 31, 2012 and prior year quarters. In addition, please see a reconciliation of net income according to Generally Accepted Accounting Principles (“GAAP”) to Adjusted EBITDA beginning on page 11.

Asset Acceptance First Quarter 2012 Results

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We also filed today a registration statement on behalf of our Chairman, Nathaniel F. Bradley IV, and related parties covering the resale of common shares he acquired in our reorganization in 2004, as part of Mr. Bradley’s current personal financial planning. Sales may be made from time to time by him in open market or in private transactions at prevailing or negotiated prices. The Company will not receive any of the proceeds from these sales.

First Quarter 2012 Earnings Conference Call

Asset Acceptance Capital Corp. will host a conference call at 4:30 p.m. Eastern today to discuss these results and current business trends. To listen to a live webcast of the call, please go to the investor section of the Company’s web site at www.AssetAcceptance.com. A replay of the webcast will be available until April 26, 2013.

About Asset Acceptance Capital Corp.

For 50 years Asset Acceptance has provided credit originators, such as credit card issuers, consumer finance companies, retail merchants, utilities and others an efficient alternative in recovering defaulted consumer debt. For more information, please visit www.AssetAcceptance.com.

Asset Acceptance Capital Corp. Safe Harbor Statement

This press release contains certain statements, including the Company’s plans and expectations regarding its operating strategies, charged-off receivables, collections and costs, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include reference to the Company’s presentations and webcasts. These forward-looking statements reflect the Company’s views, expectations and beliefs at the time such statements were made with respect to such matters, as well as the Company’s future plans, objectives, events, portfolio purchases and pricing, collections and financial results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that make the timing, extent, likelihood and degree of occurrence of these matters difficult to predict. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “could,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements.

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There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. These Risk Factors include the Risk Factors discussed under “Item 1A Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and in other SEC filings, in each case under a section titled “Risk Factors” or similar headings and those discussions regarding risk factors as well as the discussion of forward-looking statements in such sections are incorporated herein by reference. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Factors that could affect our results and cause them to materially differ from those contained in the forward-looking statements include the following:

•	failure to comply with government regulation;

•

a decrease in collections if changes in or enforcement of debt collection laws impair our ability to collect, including any unknown ramifications from the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	our ability to purchase charged-off receivable portfolios on acceptable terms and in sufficient amounts;

•	instability in the financial markets and continued economic weakness or recession impacting our ability to acquire and collect on charged-off receivable portfolios and our operating results;

•	our ability to maintain existing, and to secure additional financing on acceptable terms;

•	changes in relationships with third parties collecting on our behalf;

•	ongoing risks of litigation in our litigious industry, including individual and class actions under consumer credit, collections and other laws;

•	concentration of a significant portion of our portfolio purchases during any period with a small number of sellers;

•	our ability to substantiate our application of tax rules against examinations and challenges made by tax authorities;

•	our ability to collect sufficient amounts from our purchases of charged-off receivable portfolios;

•	our ability to diversify beyond collecting on our purchased receivables portfolios into ancillary lines of business;

•	a decrease in collections as a result of negative attention or news regarding the debt collection industry and debtors’ willingness to pay the debt we acquire;

•	our ability to respond to technology downtime and changes in technology to remain competitive;

•

our ability to make reasonable estimates of the timing and amount of future cash receipts and assumptions underlying the calculation of the net impairment charges or IRR increases for purposes of recording purchased receivable revenues;

•	the costs, uncertainties and other effects of legal and administrative proceedings impacting our ability to collect on judgments in our favor;

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•	our ability to successfully hire, train, integrate into our collections operations and retain in-house account representatives; and

•	other unanticipated events and conditions that may hinder our ability to compete.

Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company expressly disclaims any obligation to update, amend or clarify forward-looking statements.

Asset Acceptance First Quarter 2012 Results

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Supplemental Financial Data

Quarterly trends for certain financial metrics are shown in the table below.

(Unaudited, $ in Millions, except collections per account representative)	Q1 ‘12	Q4 ‘11	Q3 ‘11	Q2 ‘11	Q1 ‘11
Total revenues	$61.8	$56.4	$56.6	$54.7	$50.4
Cash collections	$101.1	$82.1	$87.4	$89.2	$91.3
Operating expenses to cash collections	47.8%	55.1%	55.5%	51.1%	50.3%
Call center collections	$58.7	$44.7	$48.2	$48.4	$51.7
Legal collections	$42.4	$37.4	$39.2	$40.8	$39.6
Amortization rate	39.1%	31.6%	35.6%	39.0%	45.2%
Core amortization (1)	44.7%	36.9%	41.6%	45.7%	52.8%
Collections on fully amortized portfolios	$12.7	$11.8	$12.6	$13.1	$13.2
Investment in purchased receivables (2)	$21.2	$26.8	$38.3	$49.3	$46.3
Face value of purchased receivables (2)	$804.4	$1,180.7	$1,318.2	$1,598.3	$1,226.3
Average cost of purchased receivables (2)	2.63%	2.27%	2.91%	3.08%	3.78%
Number of purchased receivable portfolios	27	26	31	39	37
Collections per account representative FTE (3)	$60,482	$42,282	$42,135	$41,419	$50,607
Average account representative FTE’s (3)	480	546	601	655	639

(1)	The core amortization rate is calculated as total amortization divided by collections on non-fully amortized portfolios.
(2)	All purchase data is adjusted for buybacks.
(3)	Historical information has not been adjusted for collection center closings.

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The following table summarizes purchased receivable revenues and amortization rates by year of purchase:

	Three Months Ended March 31, 2012
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments (Reversals)	Zero Basis Collections
2006 and prior	$17,272,755	$15,422,027	N/M	N/M	$(2,639,700)	$10,463,961
2007	8,341,851	4,264,360	48.9%	7.05%	(751,300)	702,788
2008	11,339,770	7,035,787	38.0	7.80	—	1,472,986
2009	17,025,412	11,049,852	35.1	8.14	(1,105,700)	66,092
2010	19,183,043	9,211,988	52.0	3.70	—	—
2011	26,549,426	13,911,748	47.6	3.13	—	—
2012	1,420,618	713,586	49.8	3.25	—	—

Totals	$101,132,875	$61,609,348	39.1%	5.94%	$(4,496,700)	$12,705,827

	Three Months Ended March 31, 2011
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments (Reversals)	Zero Basis Collections
2005 and prior	$14,815,610	$12,722,345	N/M	N/M	$(1,185,400)	$10,263,269
2006	7,212,285	4,174,191	42.1%	8.01%	(503,000)	759,665
2007	10,687,926	4,659,185	56.4	4.01	467,000	344,254
2008	13,950,138	6,766,566	51.5	4.36	—	1,826,379
2009	20,471,582	9,258,956	54.8	4.21	2,304,000	—
2010	21,959,233	10,762,537	51.0	2.97	—	—
2011	2,188,160	1,693,929	22.6	3.50	—	—

Totals	$91,284,934	$50,037,709	45.2%	5.12%	$1,082,600	$13,193,567

(1)	“N/M” indicates that the calculated percentage is not meaningful.
(2)	The monthly yield is the weighted-average yield determined by dividing purchased receivable revenues recognized in the period by the average of the beginning monthly carrying values of the purchased receivables for the period presented.

Purchased Receivable Revenues and Amortization

The table below shows components of revenue from purchased receivables, the amortization rate and the core amortization rate. The Company uses core amortization to monitor performance of pools with remaining balances, and to determine if impairments, impairment reversals, or yield increases should be recorded. Core amortization trends may identify over or under performance compared to forecast for pools with remaining balances.

The following factors contributed to the change in amortization rates from the prior year:

•

total amortization and the amortization rate declined during the first quarter of 2012 compared to the same period in 2011. The decrease in the amortization rate and total amortization was primarily the result of higher weighted-average yields and impairment reversals during 2012 compared to net impairments during 2011. Portfolio balances that amortize too slowly in relation to current or expected collections may lead to impairments. If portfolio balances amortize too quickly and we expect collections to continue to exceed expectations, previously recognized impairments may be reversed, or if there are no impairments to reverse, assigned yields may increase;

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•	amortization of receivable balances for 2012 increased compared to 2011 as a result of higher collections on amortizing pools;

•

net impairment reversals are recorded as a reduction to amortization and decrease the amortization rate, while net impairments have the opposite effect. Impairment reversals for 2012 decreased total amortization compared to the same period in 2011; and

•

declining zero basis collections in first quarter of 2012 compared to the same period in 2011 increased the amortization rate because 100% of these collections are recorded as revenue and do not contribute towards portfolio amortization.

	Three Months Ended March 31,
($ in millions)	2012	2011
Cash collections:
Collections on amortizing portfolios	$88.4	$78.1
Zero basis collections	12.7	13.2

Total collections	$101.1	$91.3

Amortization:
Amortization of receivables balances	$43.9	$39.5
Impairments	—	2.8
Reversals of impairments	(4.5)	(1.7)
Cost recovery amortization	0.1	0.7

Total amortization	$39.5	$41.3

Purchased receivable revenues, net	$61.6	$50.0

Amortization rate	39.1%	45.2%

Core amortization rate (1)	44.7%	52.8%

(1)	The core amortization rate is calculated as total amortization divided by collections on amortizing portfolios.

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ASSET ACCEPTANCE CAPITAL CORP.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Revenues
Purchased receivable revenues, net	$61,609,348	$50,037,709
Other revenues, net	224,952	355,282

Total revenues	61,834,300	50,392,991

Expenses

Salaries and benefits	16,336,882	17,945,483
Collections expense	27,312,560	23,703,216
Occupancy	1,428,226	1,420,857
Administrative	1,850,100	1,779,766
Depreciation and amortization	1,323,745	1,050,652
Restructuring charges	81,688	—
Loss on disposal of equipment and other assets	8,402	—

Total operating expenses	48,341,603	45,899,974

Income from operations	13,492,697	4,493,017
Other income (expense)
Interest expense	(5,327,354)	(2,660,056)
Interest income	2,098	87
Other	46,470	(2,020)

Income before income taxes	8,213,911	1,831,028
Income tax expense	2,782,052	745,465

Net income	$5,431,859	$1,085,563

Weighted-average number of shares:
Basic	30,806,948	30,725,786
Diluted	30,878,147	30,822,828
Earnings per common share outstanding:
Basic	$0.18	$0.04
Diluted	$0.18	$0.04

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ASSET ACCEPTANCE CAPITAL CORP.

Consolidated Statements of Comprehensive Income

(Unaudited)

	Three Months Ended March 31,
	2012	2011

Net income	$5,431,859	$1,085,563
Other comprehensive income (loss):
Unrealized gain (loss) on cash flow hedging:
Unrealized loss arising during period	(452,834)	(35,151)
Less: reclassification adjustment for loss included in net income	332,697	581,429

Net unrealized (loss) gain on cash flow hedging	(120,137)	546,278

Other comprehensive (loss) gain, before tax	(120,137)	546,278
Income tax benefit (expense) related to other comprehensive income	18,297	(216,217)

Other comprehensive (loss) income, net of tax	(101,840)	330,061

Comprehensive income	$5,330,019	$1,415,624

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ASSET ACCEPTANCE CAPITAL CORP.

Consolidated Statements of Financial Position

	March 31, 2012	December 31, 2011
	(Unaudited)
ASSETS

Cash	$20,630,736	$6,990,757
Purchased receivables, net	330,110,309	348,710,787
Income taxes receivable	467,999	354,241
Property and equipment, net	13,268,309	14,488,659
Goodwill	14,323,071	14,323,071
Other assets	12,747,862	11,172,804

Total assets	$391,548,286	$396,040,319

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Accounts payable	$3,067,627	$3,296,905
Accrued liabilities	17,400,202	20,018,561
Income taxes payable	2,182,881	1,925,761
Notes payable	162,331,109	172,122,870
Capital lease obligations	90,409	221,420
Deferred tax liability, net	62,984,908	60,474,041

Total liabilities	248,057,136	258,059,558

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized; issued shares — 33,378,709 and 33,334,281 at March 31, 2012 and December 31, 2011, respectively	333,787	333,343
Additional paid in capital	150,681,126	150,449,620
Retained earnings	34,594,504	29,162,645
Accumulated other comprehensive loss, net of tax	(634,432)	(532,592)
Common stock in treasury; at cost, 2,660,737 and 2,649,729 shares at March 31, 2012 and December 31, 2011, respectively	(41,483,835)	(41,432,255)

Total stockholders’ equity	143,491,150	137,980,761

Total liabilities and stockholders’ equity	$391,548,286	$396,040,319

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ASSET ACCEPTANCE CAPITAL CORP.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities
Net income	$5,431,859	$1,085,563
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,323,745	1,050,652
Amortization of deferred financing costs and debt discount	898,966	354,042
Hedge ineffectiveness	79,450	—
Deferred income taxes	2,529,164	581,376
Share-based compensation expense	231,950	305,927
Net (impairment reversals) impairments of purchased receivables	(4,496,700)	1,082,600
Non-cash revenue	(1,001)	(39)
Loss on disposal of equipment and other assets	8,402	—
Changes in assets and liabilities:
(Increase) decrease in other assets	(1,874,816)	215,802
Decrease in accounts payable and other accrued liabilities	(3,030,067)	(7,290,549)
Increase in net income taxes payable	143,362	3,235,344

Net cash provided by operating activities	1,244,314	620,718

Cash flows from investing activities
Investments in purchased receivables, net of buybacks	(20,923,049)	(46,177,633)
Principal collected on purchased receivables	44,021,228	40,164,664
Purchases of property and equipment	(129,454)	(192,660)
Proceeds from sale of property and equipment	500	—

Net cash provided by (used in) investing activities	22,969,225	(6,205,629)

Cash flows from financing activities
Repayments of term loan facility	(2,187,500)	(375,000)
Net (repayments) borrowings on revolving credit facility	(8,200,000)	6,900,000
Payments of deferred financing costs	(3,469)	—
Payments on capital lease obligations	(131,011)	(20,943)
Purchases of treasury shares	(51,580)	(28,616)

Net cash (used in) provided by financing activities	(10,573,560)	6,475,441

Net increase in cash	13,639,979	890,530
Cash at beginning of period	6,990,757	5,635,503

Cash at end of period	$20,630,736	$6,526,033

Supplemental disclosure of cash flow information
Cash paid for interest, net of capitalized interest	$4,551,695	$2,326,723
Net cash received (paid) for income taxes	109,526	(3,071,252)
Non-cash investing and financing activities:
Change in fair value of interest rate swap liabilities	(199,587)	546,278
Change in unrealized loss on cash flow hedge, net of tax	101,840	(330,061)

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Reconciliation of GAAP Net Income to Adjusted EBITDA (Unaudited)

This press release includes a discussion of “Adjusted EBITDA,” which is a non-GAAP financial measure. The Company defines Adjusted EBITDA as net income or loss plus (a) the provision for income taxes, (b) interest expense, (c) depreciation and amortization, (d) share-based compensation, (e) gain or loss on sale of assets, net, (f) non-cash restructuring charges and impairment of assets, (g) purchased receivables amortization, (h) loss on extinguishment of debt, and (i) in accordance with the Company’s credit facilities, certain FTC related charges and cash restructuring charges (not to exceed $2.25 million for any period of four consecutive fiscal quarters).

The Company believes this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to the most directly comparable GAAP financial measure, provide a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA for planning purposes, including the preparation of internal budgets and forecasts; in communications with the Board of Directors, stockholders, analysts and investors concerning its financial performance; as a key component in management’s annual incentive compensation plan; and as a measure of operating performance for the financial covenants in the Company’s credit agreement. The Company also believes that analysts and investors use Adjusted EBITDA as supplemental measures to evaluate the overall operating performance of companies in its industry.

Adjusted EBITDA, which is a non-GAAP financial measure, should not be considered an alternative to, or more meaningful than, net income or loss prepared on a GAAP basis. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare this financial measure with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measure should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

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The Company provided the following table which reconciles GAAP net income, as reported, to Adjusted EBITDA.

	Three Months Ended March 31,
	2012	2011 (1)
Net income	$5,431,859	$1,085,563
Adjustments:
Income tax expense	2,782,052	745,465
Interest expense	5,327,354	2,660,056
Depreciation and amortization	1,323,745	1,050,652
Share-based compensation	231,950	305,927
Loss on sale of assets, net	8,402	—
Purchased receivables amortization	39,523,527	41,247,225
Cash restructuring charges	81,688	—
FTC related charges	14,898	64,239

Adjusted EBITDA	$54,725,475	$47,159,127

(1)	Adjusted EBITDA as reported for 2011 has been restated to be consistent with the current presentation. The definition of Adjusted EBITDA was updated during 2011 in order to be consistent with a similar definition used in our Credit Agreement. The restatement increased the amounts previously disclosed by $87 for the three months ended March 31, 2011. We believe the revised definition of Adjusted EBITDA better matches the uses as described above.